Exhibit 10.2

RANGE RESOURCES CORPORATION
AMENDED AND RESTATED

2019 EQUITY-BASED COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT (OFFICER)

Participant:	Date of Grant:
Grant No.	Number of Units:

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the "Agreement") is made effective as of the date shown above between Range Resources Corporation, a Delaware corporation (the "Company"), and the above named Participant (the "Participant") under the RANGE RESOURCES CORPORATION AMENDED AND RESTATED 2019 EQUITY-BASED COMPENSATION PLAN (the "Plan"). Access to a copy of the Plan is being furnished to the Participant concurrently with the execution of this Agreement, and the terms and conditions of the Plan shall be deemed incorporated into this Agreement as if fully set forth. By the execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan. Unless the context otherwise requires, all capitalized terms in this Agreement but not otherwise defined herein shall have the same meaning as set forth in the Plan. To the extent there is a conflict between this Agreement and any previous agreement between Participant and Company regarding this Restricted Stock Unit Award, the terms of this Agreement shall control.

NOW THEREFORE, the parties agree as follows:

1.
Restricted Stock Unit Award. The Company grants to the Participant (the "Award"), effective as of the date shown above (the "Grant Date"), in accordance with the terms and conditions set forth in this Agreement and in the Plan, Restricted Stock Units equal to the above specified number of Units (the "Restricted Stock Units"). Subject to the terms and conditions of this Agreement, the Award shall provide to the Participant the right to receive a number of shares of Stock equal to the number of Restricted Stock Units awarded. By acceptance of the Restricted Stock Units, the Participant acknowledges receipt of a copy of the Plan and acceptance of the terms and conditions of the Agreement set forth herein.
2.
Vesting of Restricted Stock Units.
(a)
Vesting of Restricted Stock Units. On the third anniversary of the Grant Date, the Participant will be issued shares of Stock equal to the number of Restricted Stock Units rounded to the nearest whole share, determined in accordance with the following schedule:

Vesting Date	Percentage of Units That Will Be Vested
100%

Shares of Stock shall be distributed to the Participant within 60 days following the applicable Vesting Date, provided that the Participant continues to be employed by the Company or a Subsidiary through such time.

(b)
Termination of Employment Prior to the Vesting Date. The Award may become vested only while the Participant remains an employee of the Company or one of its subsidiaries. All unvested Restricted Stock Units subject to this Agreement will automatically, and without notice, terminate and become null and void upon termination of Participant’s employment with the Company or a Subsidiary, except as set forth below.
(i)
Due to Death. Upon death, the Award shall fully vest and be distributed to the Participant’s designated beneficiary as soon as administratively practical.
(ii)
Due to Disability. Upon Disability, the Award shall fully vest and be distributed to the Participant as soon as administratively practical. As used herein, “Disability” means the Employee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.
(iii)
Due to Qualified Retirement. Upon the Participant’s Qualified Retirement, a portion of this Award shall vest upon the Qualified Retirement date, which shall be determined by dividing the total number of Restricted Stock Units awarded by 36 and multiplying such quotient by the number of full months of service from the Date of Grant to the date of Qualified Retirement, and additionally, the portion of the Award for any days employed in the final month of employment.

As used herein, “Qualified Retirement” means the Participant’s employment with the Company or its Subsidiaries terminates, other than for Cause (as defined in the Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan, as may be amended from time to time), following the Participant (i) having reached age 55 with at least 10 years of service, or (ii) having reached age 65 with at least 5 years of service, and in either case, the Participant having given the Human Resources Department of the Company notice of his or her election to retire at least 120 days prior to the retirement date.

(iv)
Due to Any Other Termination by the Company or Resignation by Participant. In the event Participant’s employment is terminated for Cause, all rights of the Participant to the unvested Restricted Stock Units subject to this Agreement shall be forfeited and cancelled. For all other circumstances not otherwise provided for in this Section 2, the Committee has full authority and discretion under the Plan to determine appropriate vesting, if any, after taking into consideration the specific separation event.

3.
Transferability. This Agreement, the Award and the rights granted hereunder are not transferable or assignable by the Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.
4.
Voting Rights; Dividends. The Participant acknowledges that the Participant shall not have any rights of a stockholder of the Company, including voting rights, prior to the Company’s issuance of shares of Stock underlying the vested Restricted Stock Units. Any ordinary dividends paid by the Company on the shares of Stock underlying the Restricted Stock Units shall be accrued in cash in a bookkeeping account by the Company, without interest. All accrued dividends shall only be paid to the Participant to the extent the related Restricted Stock Units become vested and shall be paid to the Participant in cash no later than 60 days following the applicable vesting date. Upon any forfeiture of the Restricted Stock Units prior to vesting, all accrued dividends shall be forfeited as well.
5.
Payment of Taxes. The Company shall withhold the number of shares of Stock issuable upon vesting as necessary to satisfy the amount that the Company deems necessary to satisfy its current or future obligation to withhold federal, state or local income or other taxes incurred by the Participant as a result of the grant of the Award or the vesting or settlement of the Restricted Stock Units, provided however, that the Company will only withhold shares sufficient to satisfy required minimum tax withholding requirements. In the event the Company determines that the amount withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Company the amount of that deficiency within the time requested by the Company and, if the Participant fails to do so, the Company shall have the right to: (i) withhold that amount from any amount due to Participant by the Company or any of its Subsidiaries for payroll or otherwise; or, (ii) to withhold and not issue the shares of Stock underlying the vested Restricted Stock Units or any future vesting of an Award, in either case in the amount of the deficiency.
6.
Change in Control. Upon a Change in Control, this Award shall be subject to the vesting provisions provided in the Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan, as may be amended from time to time.
7.
Employment Relationship. For purposes of this Agreement, the Participant shall be considered to be in the employment of the Company, as long as the Participant remains an employee of either the Company or any Subsidiary. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or the Board, and its determination shall be final.
8.
No Right to Continued Employment. This Agreement shall not be construed to confer upon the Participant any right to continue as an employee of the Company, any Subsidiary or any successor to the Company or any of its subsidiaries, and shall not limit the right of the Company, a Subsidiary or their respective successors, in its sole discretion, to terminate the service of the Participant at any time with or without cause.

9.
Information Confidential. As partial consideration for the granting of the Award, the Participant agrees with the Company that the Participant will keep confidential all information and knowledge that the Participant has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.
10.
Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan as it may, from time to time be amended by the Committee. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and this Agreement shall be final and binding upon the Participant and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control unless the terms herein specifically indicate that this Agreement shall control.
11.
Not an Employee Benefit Plan. This Agreement and the Plan constitute an equity-based compensation bonus arrangement and, as such, the Company and the Participant acknowledge it does not constitute an arrangement subject to the Employee Retirement Income Security Act of 1974, as amended. This Agreement and the Plan shall not give the Participant any security or other interest in any assets of the Company; rather the Participant's right to the Award is that of a general unsecured creditor of the Company.
12.
No Liability for Good Faith Determinations. The Company, officers and employees of the Company and its Subsidiaries, the Committee and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement, the Award or the shares of Stock issued hereunder.
13.
No Guarantee of Interests. The Company, the Committee and the members of the Board do not guarantee the Stock from loss or depreciation nor that the Award does or will have any specific value.
14.
Company Records. Records of the Company and its Subsidiaries regarding the Participant's period of employment, termination of employment and the reason therefore, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
15.
Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
16.
Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail (or electronically) and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement and the Plan.

17.
Successors. This Agreement shall be binding upon the Participant, the Participant's legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
18.
Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
19.
Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas without regard to choice of law provisions there under, except to the extent Texas law is preempted by federal law.
20.
Amendment. This Agreement may be amended by the Committee or the Board; provided, however, that no amendment may materially adversely affect the Participant's rights in the Award without Participant's written consent. Notwithstanding the provisions of this Section 20, this Agreement may be amended by the Committee to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto.
21.
Duty to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
22.
Stockholder Rights. Unless and until a certificate or certificates representing shares of Stock or the shares shall have been registered with the Company's transfer agent or uncertificated shares have been issued by the Company to the Participant, the Participant (or the Participant's personal representative in the event of the Participant's death or Disability) shall not be or have the rights or privileges of a stockholder of the Company with respect to the shares acquirable upon vesting of this Award.
23.
Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to the Participant, or to the Participant's legal representative, heir, legatee or distributee, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require the Participant or the Participant's legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.
24.
Remedies. The Company shall be entitled to recover from the Participant reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
25.
Conditions to Delivery of Stock. Nothing in this Agreement shall require the Company to issue any shares upon vesting of all or a portion the Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any vesting of any Restricted Stock Units, the Company may, as a condition precedent to the vesting of such Restricted Stock Units or the issuance of Stock underlying the vested Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.